Exhibit (m)(3)
PACIFIC SELECT FUND
SERVICE PLAN
SCHEDULE A*

Portfolios

Small-Cap Growth Portfolio
International Value Portfolio
Long/Short Large-Cap Portfolio
International Small-Cap Portfolio
Equity Index Portfolio
Mid-Cap Value Portfolio
Small-Cap Index Portfolio
Diversified Research Portfolio
Equity Portfolio
American Funds Asset Allocation Portfolio
American Funds Growth Portfolio
American Funds Growth-Income Portfolio
Large-Cap Value Portfolio
Technology Portfolio
Short Duration Bond Portfolio
Floating Rate Loan Portfolio
Diversified Bond Portfolio
Growth LT Portfolio
Health Sciences Portfolio
Mid-Cap Equity Portfolio
Large-Cap Growth Portfolio
International Large-Cap Portfolio
Small-Cap Value Portfolio
Multi-Strategy Portfolio
Main Street Core Portfolio
Emerging Markets Portfolio
Money Market Portfolio
High Yield Bond Portfolio
Managed Bond Portfolio
Inflation Managed Portfolio
Comstock Portfolio
Mid-Cap Growth Portfolio
Real Estate Portfolio
Small-Cap Equity Portfolio
Focused 30 Portfolio

Pacific Dynamix Portfolios

Pacific Dynamix – Conservative Growth
Pacific Dynamix – Moderate Growth
Pacific Dynamix – Growth
PD Large-Cap Value Index
PD Large-Cap Growth Index
PD Small-Cap Value Index
PD Small-Cap Growth Index
PD Aggregate Bond Index
PD High Yield Bond Index
PD International Large-Cap
PD Emerging Markets

*	Effective: May 1, 2009
PACIFIC SELECT FUND

By: Name:	/s/ Howard T. Hirakawa Howard T. Hirakawa	By: Name:	/s/ Audrey L. Milfs Audrey L. Milfs
Title:	Vice President	Title:	Vice President & Secretary

PACIFIC SELECT DISTRIBUTORS, INC.

By: Name:	/s/ Adrian Griggs Adrian Griggs	By: Name:	/s/ Audrey L. Milfs Audrey L. Milfs
Title:	Sr. Vice President	Title:	Vice President & Secretary

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